CUSIP No.	305468100
Exhibit 99.1
Identity of Group Members Pursuant To Item 8
The members of the group are:

Name	Address
Jeffrey E. Slemrod	117 Madison Street
Newtown PA 18940

Frances A. Slemrod	117 Madison Street
Newtown PA 18940